WHATSUPMUSIC.COM, INC.

               1200-1130 West Pender Street, Vancouver, BC V6E 4A4

         Phone: 604.642.6435, Fax: 604.642.6474, Toll Free: 877.711.3535


To: Brunswick Ltd.


Re: 2000 Options

On March 15, 2000 we granted options for 2,000,000 shares of our common stock, $0.001 par value, to certain of our directors, employees and consultants. The options were exercisable for a period of either two (2) or five (5) years from the date of grant at a price of $1.00 per share.

However, our board failed to authorize and further reserve a sufficient number of shares to cover the issuance of these stock options. Further, none of the stock options granted on March 15, 2000 were carried over under the terms of that certain Share Purchase Agreement by and between Angelaudio Systems, Inc., the Shareholders of Angelaudio Systems, Inc. and Angelaudio.com, Inc. dated April 26, 2000.

Due to the infirmities outlined above in the issuance of the stock options, the options for 2,000,000 shares of Angelaudio.com, Inc. common stock we granted on March 15, 2000 to certain of our directors, employees and consultants are cancelled.

On May 1, 2000 we granted new options for 2,000,000 shares of our common stock, $0.001 par value, to certain of our directors, employees and consultants in substitution for the cancelled options. The options are exercisable for a period of either two (2) or five (5) years from the new date of grant at a price of $1.00 per share.

Attached is your new option agreement. Please sign and return a copy of the agreement along with this Notice and Acknowledgement. We sincerely apologize for any inconvenience caused by this matter.



/s/ Riz Alikhan
--------------------------
Riz Alikhan, CEO

                                 Acknowledgement

I understand the foregoing and hereby acknowledge that (1) the options issued by Angelaudio.com, Inc. (the pre-merger Nevada corporation incorporated in December
1999) are being cancelled; (2) the May 1, 2000 new stock options are issued by Angelaudio.com, Inc. (the post-merger company formerly known as Core Systems, Inc.); and (3) the issue date of the Angelaudio.com, Inc. (post-merger company) new stock options is May 1, 2000.

                                                     Date: December ____, 2000.
/s/ Brunswick Ltd.
--------------------------
(Signature of Option Holder)

Brunswick Ltd
--------------------------
(Printed Name of Option Holder)

THIS OPTION MAY BE EXERCISED ONLY IN ACCORDANCE WITH THE TERMS OF THIS
AGREEMENT.




                              ANGELAUDIO.COM, INC.

                       NONSTATUTORY STOCK OPTION AGREEMENT



Date of Grant: May 1, 2000

TO: Brunswick Ltd.

         We are pleased to notify you that Angelaudio.com, Inc. (the "Company") on this day hereby grants to you an option to purchase all or any part of 100,000 shares of the Common Stock of the Company at the price of US $1.00 per share (the "Exercise Price"), as a stock option.

THIS OPTION IS NOT AN INCENTIVE STOCK OPTION, AS DESCRIBED IN SECTION 422 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). YOU SHOULD CONSULT WITH YOUR OWN TAX ADVISOR REGARDING THE TAX EFFECTS OF THIS OPTION.

1.  Signature on Option Agreement

         You cannot exercise this option unless you first sign this Agreement in the place provided and return it to the Secretary of the Company. If you fail to do so, this option will terminate and be of no effect. However, your signing and delivering this letter will not bind you to purchase any of the shares subject to this option.

2.  Term of Option

         You may exercise all or any unexercised portion of this option any time prior to or upon the expiration of two (2) years from the Date of Grant. If you do not exercise all of this option prior to or on that date, all of your rights to exercise any unexercised portion of this option will immediately terminate.

3.  Method of Exercising Option.

         a. Notice and Payment - General This option may be exercised by actual delivery to the Secretary of the Company payment in full of the Exercise Price for the number of shares being purchased in cash, certified or cashier's check, personal bank check or the equivalent thereof acceptable to the Company, together with a written notice in a form satisfactory to the Company, signed by you specifying the number of shares you then desire to purchase and the time of delivery thereof, which shall not be less than fifteen (15) days and not more than thirty (30) days after the giving of such notice.

         b. Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise of this option.

4.  Nontransferability of Option.

         This option shall not be transferable except by Will or the laws of descent and distribution. This option may be exercised during your lifetime only by you. Any purported transfer or assignment of this option shall be void and of no effect, and shall give the Company the right to terminate this option as of the date of such purported transfer or assignment.

5.  Adjustment of and Changes in the Shares.

         a. Adjustments. If: (i) the shares of the Company's Common Stock are changed into a different number of shares by reason of reorganization, recapitalization, combination of shares, stock split, reverse stock split or reclassification; (ii) the Company declares and pays a stock dividend on the Common Stock; or (iii) the Company's Common Stock is changed into or exchanged for a different type of security due to any reorganization, recapitalization, reclassification or similar event, the Company shall make appropriate adjustments in the number of shares or kind of securities which you may purchase upon exercise of this option so that your proportionate shareholding interest in the Company represented by unexercised portion of this option shall be maintained as before the event. Adjustments in this option shall be made without change to the total price of the unexercised portion of this option and with a corresponding adjustment in this option price per share.

         b. No Additional Rights. Except as expressly provided in this Section 5, no issuance by the Company of shares of stock of any class or securities convertible into shares of any class, or the conversion of such securities into shares of any class of stock, shall affect the number or price of shares of Common Stock subject to this option, and no adjustment by reason thereof shall be made.

         c. No Limitation on Company's Rights. Nothing in this Agreement shall affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.



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

6.  Rights as a Shareholder.

         You shall have no rights as a shareholder by virtue of possessing this option and no such rights with respect to any shares of stock issuable upon exercise of this option until the date you are issued a stock certificate evidencing your ownership of the shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance, except as provided in Section 5 hereof.

7.  Restrictions on Sales under Securities Laws.

         a. Federal Securities Laws. The shares which are issuable upon the exercise of this option have not been registered under the Securities Act of 1933, as amended (the "Securities Act"). As a consequence, you will not be able to sell, pledge or otherwise transfer these shares unless they are registered under the Securities Act or, in the opinion of counsel to the Company, another exemption to the registration requirements is available to the transaction. You should be aware that your ability to sell, pledge or otherwise transfer these shares may be subject to substantial restrictions under the Securities Act and the rules of the SEC. No sale, pledge or other transfer of these shares will be allowed unless you are able to demonstrate to the satisfaction of the Company that the proposed transfer complies with the Securities Act and the rules of the SEC. If you wish for information on whether a proposed transfer may violate these restrictions, you should contact the Secretary of the Company or your own counsel.

         b. The shares issuable upon the exercise of this option have not been registered or qualified under the securities laws of any other state. If the securities laws of any other state require that the Company place limitations on the transferability of these shares, these shares may not be transferred unless you are able to demonstrate to the satisfaction of the Company that the proposed transfer complies with that state's law.

8.  Restrictive Legends.

         The Company may place restrictive legends on the certificate or certificates representing the shares issued upon exercise of this option referring to any restrictions on transfer under federal and applicable state securities laws. Upon the request of the Company, you shall promptly provide the Company with any and all certificates representing shares acquired upon exercise of this option in order to allow the Company to attach applicable legends. Unless the Company determines otherwise, the legends which may be placed on the certificate or certificates representing the shares may include, but are not limited to, the following:

         a. "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THESE SHARES MAY NOT BE SOLD, HYPOTHECATED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THESE SHARES OR THE COMPANY RECEIVES EVIDENCE REASONABLY


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

SATISFACTORY TO IT THAT THE SALE, HYPOTHECATION, ASSIGNMENT OR OTHER TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENT OF THE ACT."

9.  Tax Consequences: Advice.

         This option is not an incentive stock option, as that term is defined in the Code. There are certain tax consequences to you upon the exercise of this option and the sale of the shares which you acquired upon exercise. The Company shall not be responsible for providing you with advice on the tax consequences of exercising this option and/or selling the shares acquired thereunder.

10.  Entire Agreement.

         This document contains the entire agreement between you and the Company with respect to the subject matter contained herein and supersedes in their entirety any previous or contemporaneous agreements, whether oral or written, with respect to that subject matter.

11.  No Waiver or Amendment.

         This Agreement may not be amended or modified except with the signed written consent of the parties to such amendment or modification. No right shall be deemed waived without the written consent of the party charged with waiving such right.

12.  Governing Law.

         This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.



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
                                               Angelaudio.com, Inc.



                                        By:  /s/ Ian Stuart
                                             -------------------------------
                                        Its: President



         I acknowledge receipt of this Agreement. I have reviewed this Agreement and accept the terms and conditions thereof.

                                               Brunswick Ltd.



                                               By: /s/ Brunswick Ltd.

                                               Its: Brunswick Ltd.